Exhibit 99.2

SunCoke Energy Partners, L.P Prices Initial Public Offering

LISLE, Ill.—(BUSINESS WIRE)—Jan. 18, 2013— SunCoke Energy Partners, L.P., a Delaware limited partnership (the Partnership) (NYSE: SXCP) announced today that it has priced its initial public offering (IPO) of 13,500,000 common units representing limited partner interests at $19.00 per common unit. The common units are expected to begin trading on the New York Stock Exchange under the ticker symbol “SXCP” on January 18, 2013. The offering is expected to close on January 24, 2013, subject to customary closing conditions. The Partnership has granted the underwriters a 30-day option to purchase up to an additional 2,025,000 common units to cover over-allotments, if any.

Upon conclusion of the offering, the public ownership will represent a 43.0 percent limited partner interest in the Partnership, or a 49.4 percent limited partner interest if the underwriters exercise their option to purchase additional common units in full. SunCoke Energy, Inc., through certain of its subsidiaries, will hold a 2.0 percent general partner interest and the remaining limited partner interest in the Partnership.

Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering. Evercore Group L.L.C., Goldman, Sachs & Co., RBC Capital Markets, LLC and UBS Securities are acting as co-managers for the offering.

The offering of these securities is being made only by means of a prospectus filed with the U.S. Securities and Exchange Commission (SEC). A written prospectus, which meets the requirements of Section 10 of the Securities Act of 1933, may be obtained from:

Barclays c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: 1-888-603-5847 barclaysprospectus@broadridge.com	BofA Merrill Lynch 222 Broadway, 7thFloor New York, NY 10038 Attention: Prospectus Department dg.prospectus_requests@baml.com

Citigroup Brooklyn Army Terminal Financial Attention: Prospectus Dept. 140 58th Street, 8th Floor, Brooklyn, NY 11220 Telephone: 1-800-831-9146 batprospectusdept@citi.com	Credit Suisse Attention: Prospectus Department One Madison Avenue New York, NY 10010 Telephone: 1-800-221-1037

J.P. Morgan Securities LLC via Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: 1-866-803-9204

The registration statement may be obtained free of charge at the SEC’s website at www.sec.gov under the registrant’s name, “SunCoke Energy Partners, L.P.”

IMPORTANT INFORMATION

A registration statement relating to these securities has been filed with, and declared effective by, the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership, which manufactures metallurgical coke used in the blast furnace production of steel. Our advanced, heat recovery cokemaking process produces consistently high-quality coke, captures waste heat to generate steam or electricity, and reduces environmental impacts. We are sponsored by SunCoke Energy, Inc. (NYSE: SXC), the largest independent producer of metallurgical coke in the Americas, with more than 50 years of cokemaking experience and an international reputation for leadership, innovation and environmental stewardship in our industry.

FORWARD-LOOKING STATEMENTS

Disclosures in this press release contain certain forward-looking statements. Statements that do not relate strictly to historical or current facts are forward-looking. These statements involve risks and uncertainties including, among others, that our business plans may change as circumstances warrant and securities of the Partnership may not ultimately be offered to the public because of general market conditions or other factors.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Source: SunCoke Energy Partners, L.P.

Investors:

Ryan Osterholm: 630-824-1987

or

Media:

Anna Rozenich: 630-824-1945